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                                                                      Exhibit 99

FOR IMMEDIATE RELEASE
AUGUST 1, 2002
TRAVELERS PROPERTY CASUALTY (NYSE: TAP.A)

    RECORD DATE AND DISTRIBUTION DATE FOR TRAVELERS PROPERTY CASUALTY CORP.
                       COMMON STOCK ANNOUNCED BY CITIGROUP

HARTFORD, CONN. - Citigroup (NYSE:C) today announced that it will distribute to Citigroup stockholders a total of 219,050,000 shares of class A common stock and 450,050,000 shares of class B common stock of Travelers Property Casualty Corp. (NYSE: TAP.A).

The distribution will be payable on or about August 20, 2002 to Citigroup stockholders of record as of 5:00 p.m. Eastern Time on August 9, 2002.

Citigroup currently owns 269 million shares of Travelers class A common stock and 500 million shares of Travelers class B common stock, which represent approximately 76.9 percent of the total outstanding common stock of Travelers.

The Distribution

Citigroup estimates that 0.0432950 of a share of Travelers class A common stock and 0.0889519 of a share of Travelers class B common stock will be distributed for each outstanding share of Citigroup common stock (approximately 4.32 shares of Travelers class A common stock and 8.89 shares of Travelers class B common stock for each 100 shares of Citigroup common stock).

The final ratio will be fixed after the record date and will be calculated based upon the ratio of the number of shares of Travelers class A common stock and Travelers class B common stock to be distributed by Citigroup to the actual number of shares of Citigroup common stock outstanding on August 9, 2002, the record date. Citigroup will announce the final ratio shortly after the record date.

As of July 31, 2002, Citigroup had approximately 5,059,472,031 shares outstanding. Fractional shares of Travelers class A common stock or Travelers class B common stock will not be issued. Any Citigroup stockholder entitled to receive a fractional share will instead receive a cash payment.

Citigroup has received a private-letter ruling from the Internal Revenue Service to the effect that the distribution will be tax-free to Citigroup and its stockholders for U.S. federal income-tax purposes. Cash received in lieu of fractional shares will be taxable.

Ownership of the Travelers common stock received by Citigroup stockholders will be registered in book-entry form. Each registered holder of Citigroup common


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stock will receive a stock distribution statement from the distribution agent.
The statement will indicate the number of full shares of Travelers class A common stock and Travelers class B common stock that have been credited to that Citigroup stockholder.

In March 2002, Travelers completed its initial public offering of 231 million shares of its class A common stock in the largest ever IPO in the U.S. insurance sector and the fifth largest IPO in U.S. history at the time. Travelers class A common stock is now listed on the New York Stock Exchange (NYSE) under the symbol "TAP.A." Travelers has filed an application to list its class B common stock on the NYSE under the symbol "TAP.B."

In connection with the distribution, "ex-distribution" trading in shares of Citigroup common stock and "when-issued" trading in shares of Travelers class A common stock and Travelers class B common stock, are expected to commence on the NYSE on Wednesday, August 7, 2002.


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Further Information on The Distribution

Citigroup also announced that after August 9, 2002, an information statement will be mailed to Citigroup stockholders of record as of 5:00 p.m. Eastern Time on the record date. The information statement will include the final ratio of shares of Travelers class A common stock and Travelers class B common stock to be distributed for each share of Citigroup common stock.

ABOUT TRAVELERS PROPERTY CASUALTY

Travelers Property Casualty (NYSE: TAP.A) is a leading provider of a wide range of insurance products for individuals and businesses. For more information on Travelers products, see www.travelers.com.


Contacts:

Media:            Marlene Ibsen           (860) 277-9039

Investors:        Maria Olivo             (860) 277-8330


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